Exhibit 99.1

One Centerpointe Drive Suite 200 Lake Oswego, Oregon 97035 503-684-7000	www.gbrx.com

For release: January 7, 2016, 6:00 a.m. EST	Contact:	Mark Rittenbaum
Lorie Tekorius
503-684-7000

Greenbrier Reports Record First Quarter Results

~ Posts EPS of $2.15 ~

~ Expands aggregate gross margin to 23% ~

Lake Oswego, Oregon, January 7, 2016 – The Greenbrier Companies, Inc. (NYSE: GBX) today reported financial results for its first fiscal quarter ended November 30, 2015.

First Quarter Highlights

•	Net earnings attributable to Greenbrier for the quarter were a record $69.4 million, or $2.15 per diluted share, on record revenue of $802.4 million.

•	Adjusted EBITDA for the quarter was a record $161.8 million, or 20.2% of revenue.

•	New railcar backlog as of November 30, 2015 was 36,000 units with an estimated value of $4.14 billion (average unit sale price of $115,000), compared to 41,300 units with an estimated value of $4.71 billion (average unit sale price of $114,000) as of August 31, 2015.

•	Diversified orders for 500 new railcars were received during the quarter. After quarter end, Greenbrier received orders for an additional 2,100 railcars, of which 1,300 units were disclosed in our order release on December 15, 2015. The aggregate value of the cumulative orders for 2,600 new railcars is nearly $250 million, or an average sales price of approximately $96,000 per railcar.

•	New railcar deliveries totaled 6,900 units for the quarter, compared to 6,200 units for the quarter ended August 31, 2015.

•	Marine backlog as of November 30, 2015 was approximately $36 million.

•	Board declares a quarterly dividend of $0.20 per share payable on February 10, 2016 to shareholders of record as of January 20, 2016.

•	Repurchased 521,626 shares of common stock at a cost of $19.1 million during the quarter. Since inception of the share repurchase program in October 2013, 2,673,165 shares have been repurchased at a cost of $123.7 million. Board authorization for approximately $101.3 million remains available for further share repurchases.

Progress on Longer Term Financial Goals

•	Aggregate gross margin expanded to 23.0%, compared to 22.8% in the prior quarter, continuing above the goal of at least 20% gross margin by the second half of fiscal 2016.

•	First quarter annualized ROIC of 34.0% reflects record operating results. We remain on track to reach the goal of at least 25% ROIC for the second half of fiscal 2016.

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Greenbrier Reports Record First Quarter Results . . . (Cont.)	Page 2

William A. Furman, Chairman and CEO said, “Greenbrier’s first quarter results are the fourth consecutive quarter we have produced record-breaking performance. This accomplishment is a testament to the value of our integrated business model and our strategy to diversify our product offerings, create efficient, flexible manufacturing capacity in low-cost facilities and drive more value through our lease syndication model. Aggregate gross margin hit an all-time high of 23.0%, up 520 bps year-over-year, with our manufacturing and lease syndication activities continuing to lead the way.”

Furman added, “We anticipate and are prepared for market conditions in which order and backlog levels will likely come down from their elevated energy-driven peak. We see positive continuing demand for a range of non-energy related railcars including automotive carrying railcars, large cube covered hoppers, non-energy tank cars and boxcars. We believe our strong backlog, geographic diversity and manufacturing flexibility will lead to another solid year of earnings and free cash flow in fiscal 2016.”

Furman concluded, “While the markets where we compete may transition over the course of this year and into 2017, we have built a solid foundation for Greenbrier’s future growth. Now serving customers on four continents, we are further diversifying our revenue base by growing our business outside North America. Greenbrier is a much different company today than it was just a couple of years ago. I strongly believe that Greenbrier has a great future ahead.”

Business Outlook

Based on current business trends, industry forecasts and production schedules for fiscal 2016, Greenbrier reaffirms previously provided guidance for:

•	Deliveries of approximately 20,000 – 22,500 units

•	Revenue will exceed $2.8 billion

•	Diluted EPS will be in the range of $5.65 to $6.15

We expect financial results to be weighted towards the first half of the year primarily due to line changeovers, product mix changes and lower production rates on certain lines in the second half of fiscal 2016.

As noted in the “Safe Harbor” statement, there are risks to achieving this guidance. Certain orders and backlog in this release are subject to customary documentation and completion of terms.

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Greenbrier Reports Record First Quarter Results . . . (Cont.)	Page 3

Financial Summary

	Q1 FY16	Q4 FY15	Sequential Comparison – Main Drivers
Revenue	$802.4M	$765.5M	Up 4.8% primarily due to increased deliveries
Gross margin	23.0%	22.8%	Up 20 bps due to favorable product mix, favorable pricing and improved production efficiencies in the manufacturing segment
Selling and administrative expense	$36.5M	$39.6M	Down 7.8% primarily due to timing of employee-related costs
Gain on disposition of equipment	$0.3M	$0.4M	Timing of sales fluctuates and is opportunistic
Adjusted EBITDA	$161.8M	$147.6M	Up 9.6% driven by higher deliveries and gross margin
Effective tax rate	31.3%	26.9%	Reflects a change in the geographic mix of earnings and in GIMSA JV earnings, and the effects of discrete items
Net earnings attributable to noncontrolling interest	$29.3M	$31.1M	Driven by timing of deliveries and margin from our GIMSA JV
Net earnings	$69.4M	$66.9M
Diluted EPS	$2.15	$2.02

Segment Summary

	Q1 FY16	Q4 FY15	Sequential Comparison – Main Drivers
Manufacturing
Revenue	$698.7M	$657.5M	Up 6.3% primarily due to increased deliveries
Gross margin	23.7%	23.0%	Up 70 bps due to favorable product mix, favorable pricing and improved efficiencies
Operating margin (1)	22.0%	21.0%
Deliveries	6,900	6,200
Wheels & Parts
Revenue	$78.7M	$84.6M	Down 7.0% primarily attributable to lower wheel and component volumes
Gross margin	7.3%	10.8%	Down 350 bps primarily due to lower volumes and a decrease in scrap metal prices
Operating margin (1)	4.3%	7.8%
Leasing & Services
Revenue	$25.0M	$23.4M	Up 6.8% primarily due to higher volume of maintenance management railcars
Gross margin	53.6%	62.0%	Down 840 bps primarily due to railcar transportation and storage costs
Operating margin (1) (2)	39.8%	43.6%
Lease fleet utilization	89.0%	96.6%	Impacted by tank cars and recent portfolio acquisition; utilization is 97% excluding these items

(1)	See supplemental segment information on page 10 for additional information.
(2)	Includes Net gain on disposition of equipment, which is excluded from gross margin.

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Greenbrier Reports Record First Quarter Results . . . (Cont.)	Page 4

Conference Call

Greenbrier will host a teleconference to discuss its first quarter 2016 results. In conjunction with this news release, Greenbrier has posted a supplemental earnings presentation to our website. Teleconference details are as follows:

•	January 7, 2016

•	8:00 a.m. Pacific Standard Time

•	Phone: 1-630-395-0143, Password: “Greenbrier”

•	Real-time Audio Access: (“Newsroom” at http://www.gbrx.com)

Please access the site 10 minutes prior to the start time.

About Greenbrier

Greenbrier (www.gbrx.com), headquartered in Lake Oswego, Oregon, is a leading supplier of transportation equipment and services to the railroad industry. Greenbrier builds new railroad freight cars in manufacturing facilities in the U.S., Mexico and Poland and marine barges at our U.S. manufacturing facility. Greenbrier sells reconditioned wheel sets and provides wheel services at locations throughout the U.S. We recondition, manufacture and sell railcar parts at various U.S. sites. Through GBW Railcar Services, LLC, a 50/50 joint venture with Watco Companies, LLC, freight cars are repaired and refurbished at over 30 locations across North America, including more than 10 tank car repair and maintenance facilities certified by the Association of American Railroads. Greenbrier owns a lease fleet of over 10,000 railcars and performs management services for over 250,000 railcars.

“SAFE HARBOR” STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: This press release may contain forward-looking statements, including statements regarding expected new railcar production volumes and schedules, expected customer demand for the Company’s products and services, plans to adjust manufacturing capacity, restructuring plans, new railcar delivery volumes and schedules, changes in demand for the Company’s railcar services and parts business, and the Company’s future financial performance. Greenbrier uses words such as “anticipates,” “believes,” “forecast,” “potential,” “goal,” “contemplates,” “expects,” “intends,” “plans,” “projects,” “hopes,” “seeks,” “estimates,” “strategy,” “could,” “would,” “should,” “likely,” “will,” “may,” “can,” “designed to,” “future,” “foreseeable future” and similar expressions to identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to certain risks and uncertainties that could cause actual results to differ materially from in the results contemplated by the forward-looking statements. Factors that might cause such a difference include, but are not limited to, reported backlog and awards are not indicative of our financial results; uncertainty or changes in the credit markets and financial services industry; high levels of indebtedness and compliance with the terms of our indebtedness; write-downs of goodwill, intangibles and other assets in future periods; sufficient availability of borrowing capacity; fluctuations in demand for newly manufactured railcars or failure to obtain orders as anticipated in developing forecasts; loss of one or more significant customers; customer payment defaults or related issues; sovereign risk to contracts, exchange rates or property rights; actual future costs and the availability of materials and a trained workforce; failure to design or manufacture new products or technologies or to achieve certification or market acceptance of new products or technologies; steel or specialty component price fluctuations and availability and scrap surcharges; changes in product mix and the mix between segments; labor disputes, energy shortages or operating difficulties that might disrupt manufacturing operations or the flow of cargo; production difficulties and product delivery delays as a result of, among other matters, costs or inefficiencies associated with expansion, start-up or changing of production lines or changes in production rates, changing technologies, transfer of production between facilities or non-performance of alliance partners, subcontractors or suppliers; ability to obtain suitable contracts for the sale of leased equipment and risks related to car hire and residual values; integration of current or future acquisitions and establishment of joint ventures; succession planning; discovery of defects in railcars or services

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Greenbrier Reports Record First Quarter Results . . . (Cont.)	Page 5

resulting in increased warranty costs or litigation; physical damage or product or service liability claims that exceed our insurance coverage; train derailments or other accidents or claims that could subject us to legal claims; actions or inactions by various regulatory agencies including potential environmental remediation obligations or changing tank car or other rail car or railroad regulation; and issues arising from investigations of whistleblower complaints; all as may be discussed in more detail under the headings “Risk Factors” and “Forward Looking Statements” in our Annual Report on Form 10-K for the fiscal year ended August 31, 2015, and our other reports on file with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date hereof. Except as otherwise required by law, we do not assume any obligation to update any forward-looking statements.

Adjusted EBITDA is not a financial measure under generally accepted accounting principles (GAAP). We define Adjusted EBITDA as Net earnings before Interest and foreign exchange, Income tax expense, Depreciation and amortization. Adjusted EBITDA is a performance measurement tool commonly used by rail supply companies and Greenbrier. You should not consider Adjusted EBITDA in isolation or as a substitute for other financial statement data determined in accordance with GAAP. In addition, because Adjusted EBITDA is not a measure of financial performance under GAAP and is susceptible to varying calculations, this measure presented may differ from and may not be comparable to similarly titled measures used by other companies.

Annualized ROIC is calculated by taking year to date Earnings from operations, less cash paid for income taxes, net, which is then annualized and divided by the average balance of the sum of the Revolving notes, plus Notes payable, plus Total equity, less cash in excess of $40 million. The average is calculated based on the quarterly ending balances.

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Greenbrier Reports Record First Quarter Results . . . (Cont.)	Page 6

THE GREENBRIER COMPANIES, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, unaudited)

	November 30, 2015	August 31, 2015	May 31, 2015	February 28, 2015	November 30, 2014
Assets
Cash and cash equivalents	$197,633	$172,930	$122,783	$145,512	$118,958
Restricted cash	9,818	8,869	8,912	8,722	9,170
Accounts receivable, net	237,213	196,029	214,890	207,488	191,532
Inventories	444,023	445,535	426,655	418,590	372,039
Leased railcars for syndication	238,911	212,534	213,197	198,010	177,221
Equipment on operating leases, net	252,641	255,391	257,962	261,234	264,615
Property, plant and equipment, net	307,196	303,135	285,570	271,977	258,303
Investment in unconsolidated affiliates	86,658	87,270	91,217	71,225	72,342
Intangibles and other assets, net	76,157	65,554	62,664	64,386	61,937
Goodwill	43,265	43,265	43,265	43,265	43,265

	$1,893,515	$1,790,512	$1,727,115	$1,690,409	$1,569,382

Liabilities and Equity
Revolving notes	$163,888	$50,888	$92,507	$90,563	$46,527
Accounts payable and accrued liabilities	384,670	455,213	405,544	417,844	374,509
Deferred income taxes	63,483	60,657	75,572	77,632	81,808
Deferred revenue	42,351	33,836	24,209	28,287	27,067
Notes payable	324,668	326,429	346,279	441,326	443,303
Total equity — Greenbrier	771,945	732,838	672,396	541,491	519,884
Noncontrolling interest	142,510	130,651	110,608	93,266	76,284

Total equity	914,455	863,489	783,004	634,757	596,168

	$1,893,515	$1,790,512	$1,727,115	$1,690,409	$1,569,382

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Greenbrier Reports Record First Quarter Results . . . (Cont.)	Page 7

THE GREENBRIER COMPANIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts, unaudited)

	Three Months Ended November 30
	2015	2014
Revenue
Manufacturing	$698,661	$379,949
Wheels & Parts	78,729	86,624
Leasing & Services	24,999	28,485

	802,389	495,058
Cost of revenue
Manufacturing	533,033	316,037
Wheels & Parts	73,002	76,872
Leasing & Services	11,589	14,081

	617,624	406,990

Margin	184,765	88,068

Selling and administrative	36,549	33,729
Net gain on disposition of equipment	(269)	(83)

Earnings from operations	148,485	54,422

Other costs
Interest and foreign exchange	5,436	3,141

Earnings before income tax and earnings from unconsolidated affiliates	143,049	51,281
Income tax expense	(44,719)	(16,054)

Earnings before earnings from unconsolidated affiliates	98,330	35,227
Earnings from unconsolidated affiliates	383	755

Net earnings	98,713	35,982
Net earnings attributable to noncontrolling interest	(29,280)	(3,196)

Net earnings attributable to Greenbrier	$69,433	$32,786

Basic earnings per common share:	$$2.36	$1.19

Diluted earnings per common share:	$$2.15	$1.01

Weighted average common shares:
Basic	29,391	27,665
Diluted	32,578	33,713

Dividends declared per common share	$$0.20	$0.15

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Greenbrier Reports Record First Quarter Results . . . (Cont.)	Page 8

THE GREENBRIER COMPANIES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands, unaudited)

	Three Months Ended November 30
	2015	2014
Cash flows from operating activities:
Net earnings	$98,713	$35,982
Adjustments to reconcile net earnings to net cash used in operating activities:
Deferred income taxes	3,019	607
Depreciation and amortization	12,974	12,050
Net gain on disposition of equipment	(269)	(83)
Stock based compensation expense	5,301	3,411
Noncontrolling interest adjustments	262	12,952
Other	637	152
Decrease (increase) in assets:
Accounts receivable, net	(40,889)	7,806
Inventories	(274)	(67,642)
Leased railcars for syndication	(61,059)	(54,732)
Other	(3,578)	2,211
Increase (decrease) in liabilities:
Accounts payable and accrued liabilities	(77,605)	(13,032)
Deferred revenue	(723)	6,488

Net cash used in operating activities	(63,491)	(53,830)

Cash flows from investing activities:
Proceeds from sales of assets	41,353	2,073
Capital expenditures	(15,595)	(31,314)
Increase in restricted cash	(949)	(30)
Cash distribution from unconsolidated affiliates	616	—
Investment in and advances to unconsolidated affiliates	(1,866)	(2,500)

Net cash provided by (used in) investing activities	23,559	(31,771)

Cash flows from financing activities:
Net changes in revolving notes with maturities of 90 days or less	113,000	15,000
Proceeds from revolving notes with maturities longer than 90 days	—	23,056
Repayments of revolving notes with maturities longer than 90 days	—	(4,610)
Repayments of notes payable	(1,761)	(1,758)
Debt issuance costs	(4,493)
Decrease in restricted cash	—	11,000
Cash distribution to joint venture partner	(17,654)	(2,275)
Repurchase of stock	(20,203)	(21,730)
Dividends	(105)	—
Excess tax benefit from restricted stock awards	2,827	2,970
Other	(6)	—

Net cash provided by financing activities	71,605	21,653

Effect of exchange rate changes	(6,970)	(2,010)
Increase (decrease) in cash and cash equivalents	24,703	(65,958)
Cash and cash equivalents
Beginning of period	172,930	184,916

End of period	$197,633	$118,958

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Greenbrier Reports Record First Quarter Results . . . (Cont.)	Page 9

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

(In thousands, except per share amounts, unaudited)

Operating Results by Quarter for 2015 are as follows:

	First	Second	Third	Fourth	Total
Revenue
Manufacturing	$379,949	$505,241	$593,376	$657,485	$2,136,051
Wheels & Parts	86,624	102,640	97,407	84,566	371,237
Leasing & Services	28,485	22,268	23,823	23,414	97,990

	495,058	630,149	714,606	765,465	2,605,278
Cost of revenue
Manufacturing	316,037	403,227	465,658	506,492	1,691,414
Wheels & Parts	76,872	92,768	89,645	75,395	334,680
Leasing & Services	14,081	8,844	10,017	8,889	41,831

	406,990	504,839	565,320	590,776	2,067,925

Margin	88,068	125,310	149,286	174,689	537,353

Selling and administrative expense	33,729	32,899	45,595	39,568	151,791
Net gain on disposition of equipment	(83)	(121)	(720)	(406)	(1,330)

Earnings from operations	54,422	92,532	104,411	135,527	386,892

Other costs
Interest and foreign exchange	3,141	1,929	4,285	1,824	11,179

Earnings before income tax and earnings (loss) from unconsolidated affiliates	51,281	90,603	100,126	133,703	375,713
Income tax expense	(16,054)	(29,372)	(30,783)	(35,951)	(112,160)
Earnings (loss) from unconsolidated affiliates	755	(185)	982	204	1,756

Net earnings	35,982	61,046	70,325	97,956	265,309
Net earnings attributable to noncontrolling interest	(3,196)	(10,695)	(27,514)	(31,072)	(72,477)

Net earnings attributable to Greenbrier	$32,786	$50,351	$42,811	$66,884	$192,832

Basic earnings per common share (1)	$1.19	$1.86	$1.54	$2.23	$6.85
Diluted earnings per common share (1)	$1.01	$1.57	$1.33	$2.02	$5.93

(1)	Quarterly amounts may not total to the year to date amount as each period is calculated discretely. Diluted earnings per common share includes the dilutive effect of the 2026 Convertible Notes and restricted stock units that are subject to performance criteria, for which actual levels of performance above target have been achieved, using the treasury stock method when dilutive and the dilutive effect of shares underlying the 2018 Convertible Notes using the “if converted” method in which debt issuance and interest costs, net of tax, were added back to net earnings.

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Greenbrier Reports Record First Quarter Results . . . (Cont.)	Page 10

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

(In thousands, unaudited)

Segment Information

Three months ended November 30, 2015:
	Revenue			Earnings (loss) from operations
	External	Intersegment	Total	External	Intersegment	Total
Manufacturing	$698,661	$—	$698,661	$153,704	$—	$153,704
Wheels & Parts	78,729	6,816	85,545	3,403	684	4,087
Leasing & Services	24,999	6,709	31,708	9,958	6,709	16,667
Eliminations	—	(13,525)	(13,525)	—	(7,393)	(7,393)
Corporate	—	—	—	(18,580)	—	(18,580)

	$802,389	$—	$802,389	$148,485	$—	$148,485

Three months ended August 31, 2015:
	Revenue			Earnings (loss) from operations
	External	Intersegment	Total	External	Intersegment	Total
Manufacturing	$657,485	$—	$657,485	$138,319	$—	$138,319
Wheels & Parts	84,566	6,807	91,373	6,577	585	7,162
Leasing & Services	23,414	19,067	42,481	10,210	19,067	29,277
Eliminations	—	(25,874)	(25,874)	—	(19,652)	(19,652)
Corporate	—	—	—	(19,579)	—	(19,579)

	$765,465	$—	$765,465	$135,527	$—	$135,527

	Total assets
(In thousands)	November 30 2015	August 31, 2015
Manufacturing	$656,505	$675,409
Wheels & Parts	302,164	291,798
Leasing & Services	631,699	549,073
Unallocated	303,147	274,232

	$1,893,515	$1,790,512

The results of operations for GBW, which are shown below, are not reflected in the above tables as the investment is accounted for under the equity method of accounting.

	As of and for the Three Months Ended
	November 30, 2015	August 31, 2015
Revenue	$96,000	$95,200
Earnings from operations	$2,400	$300
Total assets	$245,700	$239,900

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Greenbrier Reports Record First Quarter Results . . . (Cont.)	Page 11

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

(In thousands, excluding backlog and delivery units, unaudited)

Reconciliation of Net earnings to Adjusted EBITDA

	Three Months Ended
	November 30, 2015	August 31, 2015
Net earnings	$98,713	$97,956
Interest and foreign exchange	5,436	1,824
Income tax expense	44,719	35,951
Depreciation and amortization	12,974	11,898

Adjusted EBITDA	$161,842	$147,629

Adjusted EBITDA is not a financial measure under generally accepted accounting principles (GAAP). We define Adjusted EBITDA as Net earnings before interest and foreign exchange, income tax expense, depreciation and amortization. Adjusted EBITDA is a performance measurement tool commonly used by rail supply companies and Greenbrier. You should not consider Adjusted EBITDA in isolation or as a substitute for other financial statement data determined in accordance with GAAP. In addition, because Adjusted EBITDA is not a measure of financial performance under GAAP and is susceptible to varying calculations, the Adjusted EBITDA measure presented may differ from and may not be comparable to similarly titled measures used by other companies.

Three Months Ended November 30, 2015
Backlog Activity (units)
Beginning backlog	41,300
Orders received	500
Production held as Leased railcars for syndication	(600)
Production sold directly to third parties	(5,200)

Ending backlog	36,000

Delivery Information (units)
Production sold directly to third parties	5,200
Sales of Leased railcars for syndication	1,700

Total deliveries	6,900

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Greenbrier Reports Record First Quarter Results . . . (Cont.)	Page 12

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

(In thousands, except per share amounts, unaudited)

Reconciliation of common shares outstanding and diluted earnings per share

The shares used in the computation of the Company’s basic and diluted earnings per common share are reconciled as follows:

	Three Months Ended
	November 30, 2015	August 31, 2015
Weighted average basic common shares outstanding (1)	29,391	30,040
Dilutive effect of convertible notes (2)	3,177	3,192
Dilutive effect of performance awards (3)	10	165

Weighted average diluted common shares outstanding	32,578	33,397

(1)	Restricted stock grants and restricted stock units, including some grants subject to certain performance criteria, are included in weighted average basic common shares outstanding when the Company is in a net earnings position.

(2)	The dilutive effect of the 2018 Convertible notes are included in the Weighted average diluted common shares outstanding as they were considered dilutive under the “if converted” method as further discussed below. The dilutive effect of the 2026 Convertible notes are included in the Weighted average diluted common shares outstanding as the average stock price during the period exceeded the conversion price of $48.05.

(3)	Restricted stock units subject to performance criteria, for which actual levels of performance above target have been achieved, and are included in Weighted average diluted shares outstanding when the company is in a net earnings position.

Diluted earnings per share was calculated using the more dilutive of two approaches. The first approach includes the dilutive effect, using the treasury stock method, associated with shares underlying the 2026 Convertible notes and performance based restricted stock units that are subject to performance criteria, for which actual levels of performance above target have been achieved. The second approach supplements the first by including the “if converted” effect of the 2018 Convertible notes issued in March 2011. Under the “if converted method” debt issuance and interest costs, both net of tax, associated with the convertible notes are added back to net earnings and the share count is increased by the shares underlying the convertible notes.

	Three Months Ended
	November 30, 2015	August 31, 2015
Net earnings attributable to Greenbrier	$69,433	$66,884
Add back:
Interest and debt issuance costs on the 2018 Convertible notes, net of tax	496	744

Earnings before interest and debt issuance costs on convertible notes	$69,929	$67,628

Weighted average diluted common shares outstanding	32,578	33,397

Diluted earnings per share	$2.15	$2.02

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